FUND ADMINISTRATION SERVICING AGREEMENT

THIS AGREEMENT is made and entered into as of June 17, 2008, by and among Leigh Baldwin & Co., LLC, a Delaware limited liability company (the "Company") and Frank Capital Partners LLC, a New Jersey limited liability company (hereinafter referred to as "FCP").

WHEREAS, the Company is a registered investment adviser that is registered under the Investment Advisers Act of 1940, as amended;

WHEREAS, the Company will provide investment advisory services to the Leigh Baldwin Total Return Fund (the "Fund"), a series of the Frank Funds (the "Trust"), an Ohio business trust and an open-end investment management company registered under the Investment Company Act of 1940 (the "1940 Act");

WHEREAS, FCP is, among other things, in the business of providing fund administration services for the benefit of its customers; and

WHEREAS, the Company desires to retain FCP to organize and to act as the administrator of the Fund listed on Exhibit A attached hereto, as it may be amended from time to time.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and FCP agree as follows:

1.

Appointment of Administrator.

The Company hereby appoints FCP as Administrator of the Fund on the terms and conditions set forth in this Agreement, and FCP hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.

Duties and Responsibilities of FCP for the Fund.

A.

FCP will add the Fund as a new series of the Trust.  In so doing, FCP's duties in organizing the Fund will consist of, and are limited to, the following:

(1)

Create the prospectus and statement of additional information for the Fund for registration with the Securities and Exchange Commission ("SEC");

(2)

Collaborate with Thompson Hine LLP, the Trust's legal counsel ("Counsel"), with respect to the Fund's registration;

(3)

Communicate with the Board of Trustees of the Trust ("Board") regarding the addition and structure of the Fund;

(4)

Create the materials for the Board meeting at which the Fund is organized (the "Fund's Organizational Board Meeting");

(5)

Draft the minutes for the Fund's Organizational Board Meeting;

(6)

Obtain contracts for the Fund's Organizational Board Meeting;

(7)

Assist the Company in creating the Fund's investment adviser;

(8)

Assist with registering new advisory company as an investment advisory firm with the Securities and Exchange Commission;

(9)

Assist in completing Form ADV and IARD registration;

(10)

Assist in completing Form ADV Part 2;

(11)

Assist in creating the adviser compliance manual;

(12)

Collaborate with Mutual Shareholder Services ("MSS"), the Fund's prospective transfer agent and fund accountant, regarding Fund setup;

(13)

Collaborate with MSS on state blue sky registration;

(14)

Collaborate with Sanville & Co., the Fund's prospective independent registered public accounting firm (the "Auditor");

(15)

Extend compliance programs to cover the Fund;

(16)

Obtain directors and officers insurance quotes and get coverage;

(17)

Obtain a ticker symbol from NASDAQ when eligible;

(18)

Register the Fund with the National Securities Clearing Corporation FundServ System; and

(19)

Create application forms for regular accounts and IRAs.

B.

FCP's ongoing administrative responsibilities with respect to the Fund will consist of, and are limited to, the following:

(1)

General Fund Administration:

(a)

Supply:

(i)

Corporate secretarial services;

(i)

Office facilities (which may be in FCP's or its affiliate's own offices); and

(iii)

Non-investment-related statistical and research data as needed.

(b)

Coordinate Board communication by:

(i)

Conducting at least four (4) Board meetings per year, three (3) of which will be via teleconference and one (1) of which will be in-person (the "Board Meetings");

(ii)

Collaborating with Counsel with respect to any matters for the Board Meetings;

(ii)

Establishing meeting agendas for the Board Meetings;

(iii)

Preparing Board reports based on financial and administrative data for the Board Meetings;

(iv)

Evaluating the Auditor;

(v)

Securing and monitoring fidelity bond and director and officer liability coverage, and making the necessary SEC filings relating thereto;

(vi)

Assist in preparation of minutes of the Board Meetings and any meetings of the shareholders;

(vii)

Recommend dividend declarations to the Board, prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders; and

(viii)

Provide personnel to serve as officers of the Company if so elected by the Board and attend the Board Meetings to present materials for Board review.

(c)

Audits:

(i)

Monitor appropriate schedules and assist the Auditor;

(ii)

Provide information to SEC and facilitate audit process; and

(iii)

Provide office facilities.

(d)

Assist in overall operations of the Fund.

(e)

Monitor arrangements under shareholder services or similar plan.

(f)

Assist in the layout and printing of semi-annual and annual reports to shareholders and in the layout and printing of prospectuses.

(g)

Conduct an annual comprehensive review of the Fund complex and services providers.

(2)

Compliance:

(a)

Regulatory Compliance:

(i)

Monitor compliance with 1940 Act requirements, including:

(A)

Asset diversification tests;

(B)

Total return and SEC yield calculations;

(C)

Maintenance of books and records under Rule 31a-3;

(D)

Code of Ethics for the disinterested trustees of the Fund;

(E)

Disclosure controls prior to certain filings; and

(F)

Compliance and documentation with respect to Rule 12d3-1.

(ii)

Monitor, test, and certify as to the requirements imposed by the Sarbanes-Oxley Act of 2002.

(iii)

Monitor Fund's compliance with the policies and investment limitations of the Trust as set forth in its Prospectus and Statement of Additional Information.

(iv)

Maintain awareness of applicable regulatory and operational service issues and recommend dispositions.

(b)

SEC Registration and Reporting:

(i)

Assist Counsel in updating Prospectus and Statement of Additional Information and in preparing proxy statements and Rule 24f-2 notices;

(ii)

Assist with annual and semi-annual reports, Form N-SAR filings and Rule 24f-2 notices;

(iii)

Coordinate the printing, filing and mailing of publicly disseminated Prospectuses and reports;

(iv)

File fidelity bond under Rule 17g-1;

(v)

Monitor filing of shareholder reports under Rule 30b2-1;

(vi)

Monitor sales of the Fund's shares and ensure that such shares are properly registered with the SEC and the appropriate state authorities;

(vii)

Assist filing of Forms N-1A, Rule 497 filings and proxy statements as directed;

(viii)

Review, certify, and assist with the Fund's Form N-Q filing; and

(ix)

Create the Fund's Form N-PX filing from proxy voting records.

(c)

IRS Compliance:

(i)

Monitor Company's status as a regulated investment company under Subchapter M, including without limitation, review of the following:

(A)

Asset diversification requirements;

(B)

Qualifying income requirements; and

(C)

Distribution requirements.

(ii)

Monitor required distributions (including excise tax distributions).

(3)

Financial Reporting:

(a)

Provide financial data required by the Fund's Prospectus and Statement of Additional Information.

(b)

Monitor financial reports for officers, shareholders, tax authorities, performance reporting companies, the Board, the SEC, and independent auditors.

(c)

Supervise the Fund's Custodian and Accountants in the maintenance of the Fund's general ledger and in the preparation of the Fund's financial statements, including oversight of expense accruals and payments, of the determination of net asset  value of the Fund's net assets and of the Fund's shares, and of the declaration and payment of dividends and other distributions to shareholders.

(d)

Monitor the yield, total return and expense ratio of each class of the Fund, and the Fund's portfolio turnover rate.

(e)

Monitor the expense accruals and notify Trust management of any proposed adjustments.

(f)

Monitor monthly financial statements, which will include without limitation the following items:

(i)

Schedule of Investments;

(ii)

Statement of Assets and Liabilities;

(iii)

Statement of Operations;

(iv)

Statement of Changes in Net Assets;

(v)

Cash Statement; and

(vi)

Schedule of Capital Gains and Losses.

(g)

Monitor quarterly broker security transaction summaries.

(4)

Tax Reporting:

(a)

Monitor filings of appropriate federal and state tax returns including, without limitation, Forms 1120/8610 with any necessary schedules.

(b)

Monitor state income breakdowns where relevant.

(c)

Monitor Form 1099 Miscellaneous for payments to trustees and other service providers.

(d)

Monitor wash losses.

(e)

Monitor calculations of eligible dividend income for corporate shareholders.

3.

Duties and Responsibilities of the Company for the Fund.

The Company's duties and responsibilities with respect to the Fund include, but are not limited to, the following:

A.

Managing the portfolio of the Fund.

B.

Furnishing to FCP and the Board the data necessary to perform the services described herein at times and in such form as mutually agreed upon.  Such data shall include, but is not limited to, the Fund's portfolio positions, personal trading of covered persons, and brokerage commission data.

C.

Working with FCP in good faith to understand and maintain regulatory compliance for the Fund.

D.

Keeping compliance records relating to trading, Codes of Ethics, and proxy voting.

E.

Maintaining backups, including offsite backups, or all important electronic information, computer files, and the like.

F.

Notwithstanding anything to the contrary in Section 4 or Exhibit A of this Agreement, the Company is responsible for all marketing costs associated with the Fund, website maintenance and fees, and all filings related to the Company (e.g., Form ADV and annual updates and Form ADV Part II and updates).

4.

Compensation.

The Company, on behalf of the Fund, agrees to pay FCP for the performance of the duties listed in this Agreement, the fees and out-of-pocket expenses as set forth in the attached Exhibit A.  These fees may be changed from time to time, subject to mutual written agreement of the parties.  The Company agrees to pay all fees and reimbursable expenses within ten (10) days following the receipt of such notice.  Any costs incurred by the Company or FCP due to an extraordinary event will be covered entirely by the entity that incurs such costs.

5.

Use of Third Parties; Performance of Service; Limitation of Liability.

A.

Nothing in this Agreement shall be interpreted to prohibit FCP from using third parties to fulfill its duties and responsibilities set forth herein.

B.

FCP shall exercise reasonable care in the performance of its duties under this Agreement. FCP shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FCP's control, except a loss arising out of or relating to FCP's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement.

Notwithstanding any other provision of this Agreement, the Company shall indemnify and hold harmless FCP and the Trust from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FCP or the Trust may sustain or incur or which may be asserted against FCP or the Trust by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to FCP's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FCP by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to FCP and as amended from time to time in writing by resolution of the managers of the Company.

FCP shall indemnify and hold the Company harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees), including all claims, demands, losses, expenses, and liabilities brought by any shareholder of any series of the Trust other than the Fund, which the Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by FCP as a result of FCP's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FCP shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FCP's control. FCP will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FCP. FCP agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company shall be entitled to inspect FCP's premises and operating capabilities at any time during regular business hours of FCP, upon reasonable notice to FCP.

C.

In order that the indemnification provisions contained in this Section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the  indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim which may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section.  The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

D.

FCP is hereby expressly put on notice of the limitation of shareholder, manager, officer, employee or agent liability as set forth in the Limited Liability Company Operating Agreement of the Company and agrees that obligations assumed by the Company pursuant to this Agreement shall be limited in all cases to the Company and its assets, and if the liability relates to the Fund, the obligations hereunder shall be limited to the respective assets of such Fund. FCP further agrees that it shall not seek satisfaction of any such obligation from any shareholder of the Fund, nor from any manager, officer, employee or agent of the Company.

6.

Proprietary and Confidential Information.

FCP agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders of the Company (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval may not be withheld where FCP may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

7.

Records.

FCP shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. FCP agrees that all such records prepared or maintained by FCP relating to the services to be performed by FCP hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.

8.

Term of Agreement.

This Agreement shall become effective as of the date hereof and will continue in effect for a period of five (5) years (the "Term").  During the Term, if the Company terminates any services with FCP, the Company agrees to compensate FCP an amount equal to the fees remaining under the Agreement.  Subsequent to the Term, this Agreement may be renewed or renegotiated in a manner mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties at any time.

9.

Duties in the Event of Termination.

If the terms of this Agreement are not satisfied, FCP reserves the right to terminate the Agreement.  In the event that FCP terminates its management of and relationship with the Trust, the Company has the right to match proposed buyout offers.  In the event that the Company terminates its management of and relationship with the Fund, the Company will be responsible for covering all termination costs associated with the Fund.

In the event that, in connection with termination, a successor to any of FCP's duties or responsibilities hereunder is designated by the Company by written notice to FCP, FCP will promptly, upon such termination and at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FCP under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which FCP has maintained, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FCP's personnel in the establishment of books, records, and other data by such successor.

10.

No Agency Relationship.

Nothing herein contained shall be deemed to authorize or empower FCP to act as agent for the Company, or to conduct business in the name of, or for the account of the Company.

11.

Governing Law.

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New Jersey.  However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the SEC thereunder.

12.

Notices.

Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows:

Notice to FCP shall be sent to:

Frank Capital Partners LLC

6 Stacy Court

Parsippany, New Jersey  07054-3347

with a copy to:

Thompson Hine LLP

312 Walnut Street, Suite 1400

Cincinnati, Ohio  45202-4089

Attn:  JoAnn M. Strasser, Esq.

Notice to the Company shall be sent to:

Leigh Baldwin & Co., LLC

112 Albany Street

Cazenovia, New York  13035

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.

FRANK CAPITAL PARTNERS LLC,

a New Jersey limited liability company

By: /s/ Alfred C. Frank

Name: Alfred C. Frank

Title: President

LEIGH BALDWIN & CO., LLC,

a Delaware limited liability company

By: /s/ Leigh Baldwin

Name: Leigh Baldwin

Title: President

Exhibit A

Fund Administration

Fee Schedule

Name Of Series:

Leigh Baldwin Total Return Fund

Date Added:

June 17, 2008

Flat fee plus out-of-pocket expenses for FCP's services as organizer of the Fund provided under Section 2.A of this Agreement:

Flat fee payable by the Company to FCP upon execution of this Agreement:  $35,000

Plus out-of-pocket expenses incurred by FCP on the Fund's behalf, including but not limited to:*

Legal fees

Organizational Board Meeting expenses

Monthly fees plus out-of-pocket expenses for FCP's services as administrator of the Fund provided under to Section 2.B of this Agreement:

Monthly fees to be paid following the Fund's going effective:*

35 basis points (0.35%) on the total assets of the Fund

Minimum monthly fee:  $5,000

Plus all out-of pocket expenses incurred by FCP on the Fund's behalf, including but not limited to:*

Annual audit and tax preparation fees

Transfer agent and fund accounting fees

Custodial fees

Fees associated with Blue Sky compliance

Printing expenses for documents to be delivered to the Fund's shareholders, including but not limited to the Fund's prospectus, statement of additional information, annual report, and semi-annual report

Postage (i.e., mailing items to Fund shareholders) costs

Fidelity bond coverage

Plus one-half (½) of out-of-pocket expenses incurred by FCP that are attributable to both the FCP and the Company, including but not limited to:**

Director and officer liability coverage

Legal fees

FundServ costs

Directors' fees

Board Meeting expenses

*FCP will bill the Company monthly for out-of-pocket expenses.

**FCP will bill the Company for such expenses as FCP receives the invoices from the representative service providers; FCP will include a copy of the original invoice in each billing.